AdvisorShares Trust

EXHIBIT TO ITEM 77Q(1)(e)

Amended Schedule A
Dated November 1, 2015
to the
Investment Sub-Advisory Agreement
Dated March 14, 2011
between
AdvisorShares Investments, LLC
and
American Retirement Planners II, Inc.


ADVISORSHARES TRUST

AdvisorShares Meidell Tactical Advantage ETF
AdvisorShares Market Adaptive Unconstrained Income ETF


Agreed and Accepted:


AdvisorShares Investments, LLC
American Retirement Planners II, Inc.



By:  /s/ Dan Ahrens______________
	Dan Ahrens
	Managing Director

By:  /s/ Laif E. Meidell_____________
	Laif E. Meidell
	President









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Amended Schedule B
Dated November 1, 2015
to the
Investment Sub-Advisory Agreement
Dated March 14, 2011
between
AdvisorShares Investments, LLC
and
American Retirement Planners II, Inc.

Pursuant to Paragraph 4, the fees for each Fund, each a series of AdvisorShares Trust, shall be calculated based on the average daily net assets of the Fund, and the Adviser shall pay the Sub-
Adviser monthly at the following annual rates:

Fund                                                 Sub-Advisory Fee
AdvisorShares Meidell Tactical Advantage ETF              0.70%
AdvisorShares Market Adaptive Unconstrained Income ETF    0.45%



Agreed and Accepted:


AdvisorShares Investments, LLC
American Retirement Planners II, Inc.



By:  /s/ Dan Ahrens______________
	Dan Ahrens
	Managing Director

By:  /s/ Laif E. Meidell_____________
	Laif E. Meidell
	President